[DESCRIPTION] Accountant Letter

     James E. Raftery, CPA P.C.
     946 S. Stapley Drive, Suite 103                             (480)835-1040
     Mesa, Arizona 85204                                     FAX (480)835-8832

February 8, 2001

Securities Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

     Re:  Uptown Restaurant Group, Inc.
          File No. 333-32260

Dear Sir or Madam:

     I have read the disclosures included under the caption "Changes in and Disagreements with Accountants" in Part I of the Sixth Amendment to Form SB-2 of Uptown Restaurant Group, Inc. to be filed on or about February 9, 2001, and agree with the statements contained therein.

Sincerely,

/s/ James E. Raftery, CPA